EXHIBIT 32.1

CERTIFICATION

In connection with the Quarterly Report on Form 10-Q of ZIOPHARM Oncology, Inc. (the “Company”) for the quarter ended March 31, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we Laurence J.N. Cooper, the Principal Executive Officer of the Company and Satyavrat Shukla, the Principal Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and

(2)	the information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 7, 2020

/s/ Laurence J.N. Cooper
Laurence J.N. Cooper, M.D., Ph.D. Chief Executive Officer
(Principal Executive Officer)

/s/ Satyavrat Shukla
Satyavrat Shukla Executive Vice President and Chief Financial Officer
(Principal Financial Officer)